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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and "Selected Financial Data" and to the use of our report dated January 31,1999, except for Note 11, as to which the date is April 19, 1999, in the Registration Statement (Form S-1) and the related Prospectus of Vista Medical Technologies, Inc. for the registration of 7,000,000 shares of its common stock.



                                            /s/ ERNST & YOUNG LLP

San Diego, California
September 2, 1999